Exhibit 99.1

PRESS RELEASE
For Immediate Release

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems, Inc. Announces Results for Fourth Fiscal

Quarter and Full Year 2006 with $105 Million in Revenue for 2006

SAN JOSE, Calif. February 12, 2007—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the fiscal year and quarter ended December 31, 2006.

The results for the year ended December 31, 2006 are as follows:

•	Net revenues of $105.0 million, up 5.9% from 2005

•	Gross margin of 63.7% in 2006, equal to the 63.7% in fiscal 2005

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GAAP operating expenses of $65.7 million, including $38.9 million for research and development and selling, general and administrative, $14.6 million for patent litigation, of which $3.0 million was for the settlement of a lawsuit, $11.0 million for stock-based compensation and $1.2 million for the write off of our Los Gatos lease

•	GAAP net loss of $2.9 million or ($0.10) per basic share

•	Non-GAAP (1) operating expenses of $50.5 million, excluding $11.0 million of stock-based compensation, $3.0 million of litigation settlement costs and $1.2 million to write off our lease in Los Gatos

•

Non-GAAP (1) net income of $13.4 million, or $0.40 per diluted share, excluding stock-based compensation, one-time litigation settlement costs, cost to write off our lease in Los Gatos and related tax effects

•	Cash, cash equivalents and short-term investments of $78.5 million, compared to cash, cash equivalents, short-term investments and current restricted cash of $66.8 million at the end of 2005

The results for the quarter ended December 31, 2006 are as follows:

•	Net revenues of $26.4 million, down 18.9% from the fourth quarter of 2005 and down 3.2% sequentially from $27.3 million in the third quarter of 2006

•	Gross margin of 63.9%, compared to 64.0% in the fourth quarter of 2005 and 65.6% in the third quarter of 2006

•

GAAP operating expenses of $15.6 million, including $9.8 million for research and development and selling, general and administrative, $1.9 million for patent litigation, $2.7 million for stock-based compensation and $1.2 million for the write off of our Los Gatos lease

•	GAAP net loss of $1.6 million, or ($0.05) per basic share

•	Non-GAAP(1) operating expenses of $11.8 million, excluding $2.7 million for stock-based compensation and $1.2 million to write off our Los Gatos lease

•	Non-GAAP(1) net income of $4.2 million, or $0.13 per diluted share, excluding stock-based compensation, cost to write off our lease in Los Gatos and related tax effects

“We closed out 2006 with a solid balance sheet and maintained strong gross margins despite a challenging market,” said Michael Hsing, chief executive officer of MPS. “Our BCD Plus™ technology is delivering new high performance products and our first production orders for the high-current, high-speed MiniMonsters™ are scheduled for delivery in the first half of 2007. This new product family is positioned to target growing power management demands, and we are working hard to release products with even higher current ratings in the next few quarters.”

Business Outlook

The following are MPS’ financial targets for the first quarter ending March 31, 2007:

•	Revenues in the range of $23 million to $25 million

•	Gross margin in the upper end of our target range of 58% to 63%

•

Research and development and selling, general and administrative expense between $12.4 million and $13.7 million. Non-GAAP (1) research and development and selling, general and administrative expense between $10.0 million and $11.0 million. These exclude an estimate of stock-based compensation expense in the range of $2.4 million to $2.7 million

•	Litigation expense in the range of $3.3 million to $3.7 million

(1)	Non-GAAP net income and non-GAAP operating expenses differ from net income and operating expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). For the year ending December 31, 2006, non-GAAP net income excludes the effect of stock-based compensation expense, one-time litigation settlement costs, the cost to write off our lease in Los Gatos, and related tax effects. For the fourth quarter ending December 31, 2006, non-GAAP net income excludes the effect of stock-based compensation expense, the cost to write off our lease in Los Gatos, and related tax effects. For the year ending December 31, 2006, non-GAAP operating expenses exclude the effect of stock-based compensation expense, one-time litigation settlement costs, and the cost to write off our lease in Los Gatos. For the fourth quarter ending December 31, 2006, non-GAAP operating expenses exclude the effect of stock-based compensation expense and the cost to write off our lease in Los Gatos. Projected non-GAAP research and development and selling, general and administrative expense for the first quarter ending March 31, 2007 excludes the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release.

Conference Call

MPS plans to conduct a management teleconference covering its results for the fourth fiscal quarter and full year 2006 at 2:00 p.m. PST / 5:00 p.m. EST today, February 12, 2007. The call will be webcast at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 98444181. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding MPS’ planned product offerings, delivery of our MiniMonsters™ products in the first half of 2007, and targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expense and litigation expense for the fiscal quarter ending March 31, 2007. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Quarterly Report on Form 10-Q filed on November 6, 2006.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter or other aspects of MPS’ business are not based on internal MPS information and should be assessed accordingly by investors.

About non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we provide non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expenses as supplemental measures to GAAP of our operating performance. These non-GAAP financial measures exclude the impact of certain costs described in note (1) above.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding these expenses, which we believe may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature, such as litigation settlement costs and the related tax effects. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance, including comparability with our competitor’s operating results, and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. In addition, we believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on these non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. For example, these non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of our competitors and may not be directly comparable to similarly titled measures of our competitors’ financial results due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries. BCD Plus and MiniMonsters are Trademarks of Monolithic Power Systems, Inc.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

CONSOLIDATED BALANCE SHEET

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$50,816	$25,091
Short-term investments	27,674	38,814
Accounts receivable, net of allowances of $0.2 million in 2005 and 2004	9,156	9,537
Inventories	6,738	6,165
Deferred income tax asset—current	1,658	3,671
Prepaid expenses and other current assets	1,118	1,501
Restricted cash	—	2,938

Total current assets	97,160	87,717

Property and equipment, net	11,358	6,238
Deferred income tax asset—long term	—	—
Other assets	500	387
Restricted assets	8,309	6,433

Total assets	$117,327	$100,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,909	$6,583
Accrued compensation and related benefits	4,792	2,974
Accrued income tax payable	684	2,913
Deferred income tax liability—current	39	—
Accrued liabilities	8,698	9,797

Total current liabilities	20,122	22,267

Deferred rent	484	209
Deferred income tax liability	—	131
Long term liabilities	1,769	—

Total liabilities	$22,375	$22,607

Stockholders’ equity:
Common stock, $0.001 par value, $30,369 and $29,000 in 2006 and 2005, respectively; shares authorized: 150,000,000; shares issued and outstanding: 30,369,381 and 29,155,702 in 2005 and 2004, respectively	113,263	98,342
Deferred stock compensation	(487)	(4,544)
Notes receivable from stockholders	—	(398)
Accumulated other comprehensive income	(198)	(138)
Accumulated deficit	(17,626)	(15,094)

Total stockholders’ equity	94,952	78,168

Total liabilities and stockholders’ equity	$117,327	$100,775

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Revenue	$26,396	$32,531	$105,015	$99,131
Cost of revenue, including stock-based compensation*	9,519	11,696	38,107	36,003

Gross profit	16,877	20,835	66,908	63,128
Operating expenses:
Research and development, including stock-based compensation*	5,910	3,846	22,301	14,826
Selling, general and administrative, including stock-based compensation*	6,591	5,471	27,594	18,434
Lease abandonment, excluding $0.1 million allocated to cost of revenue	1,218	—	1,218	—
Patent litigation	1,910	6,022	14,560	23,404

Total operating expenses	15,629	15,339	65,673	56,664

Income from operations	1,248	5,496	1,235	6,464
Other income (expense):
Interest and other income	750	610	2,637	1,703
Interest and other expense	(22)	49	(273)	(111)

Total other income (expense), net	728	659	2,364	1,592

Income before income taxes	1,976	6,155	3,599	8,056
Income tax provision	3,618	2,322	6,462	2,949

Net income (loss)	(1,642)	3,833	(2,863)	5,107

Basic income (loss) per common share	$(0.05)	$0.13	$(0.10)	$0.18

Diluted income (loss) per common share	$(0.05)	$0.12	$(0.10)	$0.17

Shares used in basic net income (loss) per common share	29,994	28,528	29,502	27,998
Dilutive effect of stock options and restricted stock	—	3,995	—	2,873

Shares used in diluted net income (loss) per common share	29,994	32,523	29,502	30,871

* Stock-based compensation has been included in the following line items:
Cost of revenue	$131	$(24)	$539	$366
Research and development	1,197	566	5,236	2,611
Selling, general and administrative	1,456	675	5,749	2,408

Total	$2,784	$1,217	$11,524	$5,385

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income (loss)	$(1,642)	$3,833	$(2,863)	$5,107

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$2,784	$1,217	$11,524	$5,385
Legal settlements and provision	—	1,500	3,000	4,800
Lease abandonment	1,292	—	1,292	—
Tax effect	1,762	(522)	461	(2,845)

Non-GAAP net income	$4,196	$6,028	$13,414	$12,447

Non-GAAP earnings per share, excluding stock-based compensation, lease abandonment, one-time legal settlements and related tax effects:
Basic	$0.14	$0.21	$0.45	$0.44
Diluted	$0.13	$0.19	$0.40	$0.40
Shares used in the calculation of non-GAAP earnings per share:
Basic	29,994	28,528	29,502	27,998
Diluted	33,031	32,523	33,215	30,871

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$15,629	$15,339	$65,673	$56,664

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,653)	$(1,241)	$(10,985)	$(5,019)
Legal settlements and provision	—	(1,500)	(3,000)	(4,800)
Lease abandonment	(1,218)	—	(1,218)	—

Non-GAAP total operating expenses	$11,758	$12,598	$50,470	$46,845

2007 FIRST QUARTER OUTLOOK

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended March 31, 2007
	Low	High
R&D and SG&A	$12,400	$13,700

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(2,400)	(2,700)

Non-GAAP R&D and SG&A	$10,000	$11,000